Exhibit 23

                       (LOGO) Luxenberg & Associates, CPA





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT
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I consent to the use in this Registration Statement of my report, dated November
24, 1997, on the financial statements of Summa Metals Corporation, as of October 31, 1997 and December 31, 1996 and 1995, included herein and to the reference made to me under the caption "Experts" in the prospectus.



                                             /s/ Luxenberg & Associates
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                                                 Luxenberg & Associates





April 2, 1998
Rancho Santa Margarita, California





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   22431 Antonio Parkway, #BI60-457, Rancho Santa Margarita, California 92688
                    Tel: (714) 788-0402 Fax: (714) 788-0006